UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2024, BCB Bancorp, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation adding a new Article V, Part (M) with respect to its Series K Noncumulative Perpetual Preferred Stock (the “Series K Preferred Stock”). This amendment sets forth the number of shares to be included in the Series K Preferred Stock (4,000), and fixes the designation, powers, preferences, and rights of the shares of such new series and the qualifications, limitations and restrictions of and on such shares.

The rights of the holders of any prior series of preferred stock were not changed by this amendment, and the Certificate of Amendment confirms that the holders of the Series K Preferred Stock will rank on parity with shares of the Company’s Series J Noncumulative Perpetual Preferred Stock and its Series I Noncumulative Perpetual Preferred Stock.

The Certificate of Amendment to the Restated Certificate of Incorporation was approved by the Board of Directors of the Company on October 16, 2024, and became effective as of November 22, 2024. The Certificate of Amendment is attached hereto as Exhibit 3.1. No shares of Series K Preferred Stock have been issued or are outstanding as of the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: November 26, 2024	By:	/s/ Ryan Blake
Ryan Blake
Executive Vice President and Chief Operating Officer
(Duly Authorized Representative)

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